Exhibit 99.1

MERRY LAND PROPERTIES, INC.

Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350

Each of the undersigned officers of Merry Land Properties, Inc. certifies that the Annual Report on Form 10-K of Merry Land Properties, Inc. for the period ended December 31, 2002 fully complies with the requirements of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the company.

Dated: March 20, 2003

/s/ W. Tennent Houston
W. Tennent Houston
Chief Executive Officer

Dated: March 20, 2003

/s/ Dorrie E. Green
Dorrie E. Green
Chief Financial Officer

This certification is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.